Messineo & Co., CPAs LLC
2471 N McMullen Booth Road, Suite 302
Clearwater, FL 33759-1362
T: (518) 530-1122
F: (727) 674-0511

Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

August 11, 2015

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated August 18, 2015 of PMX Communities, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,
Messineo & Co CPAs LLC

Messineo & Co., CPAs, LLC
Clearwater, Florida